Exhibit 3: Segment Information - Third Quarter 2006

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Pisco		Others
	2006	2005	2006	2005	2006	2005	2006	2005	2006	2005	2006	2005
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	45,073	38,066	11,778	8,058	33,227	30,785	20,381	24,540	10,025	9,371	2,452	2,120
Other products	788	616	177	16	176	112	1,060	1,657	100	-79	0	0
Total	45,861	38,682	11,955	8,074	33,404	30,897	21,441	26,197	10,125	9,292	2,452	2,120
% change	18.6%		48.1%		8.1%		-18.2%		9.0%		15.7%

Cost of sales	(18,348)	(14,961)	(5,957)	(4,308)	(16,603)	(14,148)	(14,014)	(18,627)	(6,127)	(6,669)	(1,514)	(1,320)
% of sales	40.0%	38.7%	49.8%	53.4%	49.7%	45.8%	65.4%	71.1%	60.5%	71.8%	61.7%	62.3%

SG&A	(17,402)	(16,513)	(5,552)	(3,952)	(14,967)	(14,470)	(5,710)	(6,531)	(3,503)	(3,155)	(541)	(445)
% of sales	37.9%	42.7%	46.4%	48.9%	44.8%	46.8%	26.6%	24.9%	34.6%	33.9%	22.1%	21.0%

Operating profit	10,112	7,208	446	(186)	1,834	2,279	1,718	1,039	495	(531)	398	355
% change	40.3%		NM		-19.5%		65.4%		NM		12.0%
% of sales	22.0%	18.6%	3.7%	-2.3%	5.5%	7.4%	8.0%	4.0%	4.9%	-5.7%	16.2%	16.8%

Depreciation	4,467	4,957	1,391	1,037	2,465	2,669	1,263	1,111	270	246	321	274
Amortization	(0)	1	36	32	(0)	1	93	93	6	0	(0)	0
EBITDA	14,579	12,166	1,873	883	4,299	4,949	3,074	2,243	771	(285)	719	630
% change	19.8%		112.1%		-13.1%		37.0%		NM		14.2%
% of sales	31.8%	31.5%	15.7%	10.9%	12.9%	16.0%	14.3%	8.6%	7.6%	-3.1%	29.3%	29.7%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***		Pisco
	2006	2005	2006	2005	2006	2005	2006	2005	2006	2005
VOLUMES & PRICING
					Total**		Total		Total
Volume (HLs)	976,138	799,226	509,899	459,684	1,151,725	1,019,612	248,296	284,161	61,708	65,834
% change	22.1%		10.9%		13.0%		-12.6%		-6.3%

					Soft Drinks		Chile - Domestic
					789,231	692,501	138,465	160,440
					14.0%		-13.7%
					Nectars		Chile - Bottled Exports
					141,846	117,285	97,542	112,256
					20.9%		-13.1%
					Mineral Water
					220,647	209,826	Argentina
					5.2%		12,288	11,465
							7.2%

* Volumes include exports of 18,854 HL (10,948 HL to Chile) and 11,475 HL (7,588 HL to Chile) in Q3'06 and Q3'05, respectively.
** In unit cases, sales from the soft drinks and mineral water segment totaled 20.3 million and 18.0 million in Q3'06 and Q3'05, respectively.
*** Volumes do not include bulk volumes of 18,940 HL (13,210 HL from Chile exports and 5,730 HL from Argentina) and 33,244 HL (30,871 HL from Chile exports and 2,374 HL from Argentina) in Q3'06 and Q3'05, respectively.
						Total		Total
Price (Ch$ / HL)	46,175	47,628	23,099	17,530	28,850	30,193	82,085	86,359	162,466	142,347
% change (real)	-3.1%		31.8%		-4.4%		-4.9%		14.1%

					Soft Drinks		Chile - Domestic
					27,836	29,117	55,840	62,689
					-4.4%		-10.9%
					Nectars		Chile - Bottled Exports
					40,690	42,622	117,630	120,253
					-4.5%		-2.2%
					Mineral Water
					24,864	26,798	Argentina
					-7.2%		95,670	85,719
							11.6%